UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2011 (December 1, 2011)

MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

On December 1, 2011, MidSouth Bancorp, Inc. (“MidSouth”) issued 725,000 shares of MidSouth’s $0.10 par value common stock in connection with the consummation of the previously announced acquisition by its subsidiary, MidSouth Bank, N.A. (“MidSouth Bank”), of substantially all of the assets and liabilities of First Louisiana National Bank (“FLNB”).  The shares were exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.  The Company did not engage in a general solicitation or advertising with regard to the issuance and sale of such shares.

Item 8.01                      Other Events.

On December 1, 2011, MidSouth announced that MidSouth Bank completed the acquisition of substantially all of the assets and liabilities of FLNB a wholly owned subsidiary of First Bankshares of St. Martin, Ltd.  A copy of the press release announcing the completion of the transaction is attached as Exhibit 99.1 hereto.

On December 2, 2011, MidSouth announced that MidSouth Bank completed the acquisition of the Beacon Federal branch located in Tyler, Texas.   A copy of the press release announcing the completion of the transaction is attached as Exhibit 99.2 hereto.

Item 9.01                      Financial Statements and Exhibits

(d)  Exhibits

99.1	Press release dated December 1, 2011.

99.2	Press release dated December 2, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
(Registrant)
Date:	December 5, 2011	By:	/s/ James R. McLemore
James R. McLemore Senior Executive Vice President and Chief Financial Officer